UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2008

SPLINTERNET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-134658

Delaware	22-393-8509
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

535 Connecticut Avenue, 2nd floor
Norwalk, Connecticut	06854
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 354-9164

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2008, Splinternet Holdings, Inc. (the “Company”) consummated the transaction contemplated by an Agreement and Plan of Merger (the “Vidiation Merger Agreement”) dated February 7, 2008 among the Company, Vidiation, Inc., a Delaware corporation and Splinternet Merger Sub I, Inc. (a wholly owned subsidiary of the Company formed for the purpose of such transaction) (the “Merger Sub”) pursuant to which the Merger Sub has merged into Vidiation, Inc. resulting in Vidiation, Inc. becoming a wholly-owned subsidiary of the Company. Upon closing, the Company has issued an aggregate of 4,788,179 shares of common stock of the Company to the shareholders of Vidiation, Inc. in exchange for the cancellation of the then outstanding shares of common stock of Vidiation, Inc. As a result, the former shareholders of Vidiation, Inc. now own 7.8% of the total issued and outstanding shares of common stock of the Company.

Vidiation, Inc. is a newly-formed radiation detection marketing company, which has acquired certain assets held by Vidiation, LLC. Both Vidiation, Inc. and Vidiation, LLC are companies controlled by Frank O’Connor, who will remain President of Vidiation, Inc. In December 2007, the Company and Vidiation, LLC entered into Value-Added Reseller Agreements pursuant to which each company appointed the other an authorized, non-exclusive value-added reseller and channel or alliance partner of each other’s radiation detection products.

Subsequent to the signing of the Vidiation Merger Agreement and prior to the closing, the Company made three loans to Vidiation, Inc. in the aggregate principal amount of $165,000 which loans are due on demand together with interest at a rate of 6.0% per annum (the “Vidiation Loans”). Repayment of the Vidiation Loans was personally guaranteed by Frank O’Connor. On April 30, 2008, and in connection with the closing, the parties executed a supplemental closing agreement whereby, among other things, (i) the parties acknowledged that the Vidiation Loans shall not be extinguished as a result of the transaction consummated under the Vidiation Merger Agreement, and (ii) Vidiation, Inc. and Frank O’Connor reaffirmed and acknowledged their continuing obligation under the Vidiation Loans. In addition, both Vidiation, Inc. and Frank O’Connor agreed to indemnify the Company with respect to any of the then existing liabilities of Vidiation, Inc.

Other than in respect of the aforesaid agreements and otherwise as described above, there is no material relationship between the Company and its affiliates and Vidiation, Inc.

Item 9.01  Financial Statements and Exhibits.

Financial statements and pro forma financial information:

Any financial statements and/or pro forma financial information required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

Exhibits:

10.1
Agreement and Plan of Merger dated as of February 7, 2008 among Splinternet Holdings, Inc., Splinternet Merger Sub I, Inc. and Vidiation, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 12, 2008, and incorporated by reference herein)

99.1	Press Release dated April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLINTERNET HOLDINGS, INC.
(Registrant)

Dated: April 30, 2008	By: /s/ James C. Ackerly
Name: James C. Ackerly
Title: Chief Executive Officer and President